August 4, 2006


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Integrated Data Corporation
     File Ref. No 0-31729


We have read the statements of Integrated Data Corporation pertaining to our firm included under Item 4.01 of Form 8-k dated August 4, 2006 and agree with such statements as they pertain to our firm.


Regards,

/s/ Webb & Company, P.A.
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Webb & Company, P.A.